UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2007

RIGHTNOW TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31321	81-0503640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 ENTERPRISE BOULEVARD, BOZEMAN, MT		59718
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (406) 522-4200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On March 7, 2007, RightNow Technologies, Inc. (the “Company”) amended its employment offer letters with its Chief Executive Officer and its other executive officers to provide that if such executive officer’s employment with the Company is terminated by the Company without cause within twelve months following the date of a change in control of the Company, or such executive officer terminates his or her employment with the Company for good reason within twelve months following the date of a change in control of the Company, then such executive officer will receive: (i) acceleration of 100% of his or her then unvested stock options in connection with stock option awards made after the date of such letter, subject to the terms and conditions of each stock option agreement, and (ii) a minimum of twelve months’ salary and bonus as severance in the form of salary continuation in the case of the Chief Executive Officer, and a minimum of six months’ salary and bonus as severance in the form of salary continuation in the case of any executive officer other than the Chief Executive Officer.  This amendment was made to incorporate a similar policy that the Company’s board of directors had adopted in 2004.

On March 23, 2007, the term of a lease the Company signed with Genesis Partners, LLC on November 1, 2005 for approximately 29,148 square feet of office space at 136 Enterprise Boulevard, Bozeman, Montana, commenced due to the premises becoming available for occupancy on March 23, 2007.  Greg Gianforte, the Company’s Chairman, Chief Executive Officer and President, and Steve Daines, the Company’s Vice President of Customer Delivery, beneficially own, directly or indirectly, 50% and 25% membership interests in Genesis Partners, respectively.  The remaining 25% of Genesis Partners is beneficially owned by Mr. Daines’ father, Clair Daines, who is a commercial real estate developer and builder.  The 136 Enterprise Boulevard lease has a 120-month term that commenced on March 23, 2007, with two options to extend each for an additional 60-month period, and the right to terminate after 84 months of occupancy with 24 months prior written notice of termination.  The Company’s current rent is $35,220.50 per month for the 136 Enterprise Boulevard lease, including insurance, taxes and common area maintenance, but excluding utilities.  The Company believes that the terms of this lease is no less favorable to it than they would have been if obtained from unaffiliated third parties.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Not Applicable.

(e)           On March 7, 2007, the Company amended its employment offer letters with its Chief Executive Officer and its other executive officers to provide that if such executive officer’s employment with the Company is terminated by the Company without cause within twelve months following the date of a change in control of the Company, or such executive officer terminates his or her employment with the Company for good reason within twelve months following the date of a change in control of the Company, then such executive officer will receive: (i) acceleration of 100% of his or her then unvested stock options in connection with stock option awards made after the date of such letter, subject to the terms and conditions of each stock option agreement, and (ii) a minimum of twelve months’ salary and bonus as severance in the form of salary continuation in the case of the Chief Executive Officer, and a minimum of six months’ salary and bonus as severance in the form of salary continuation in the case of any executive officer other than the Chief Executive Officer.  This amendment was made to incorporate a similar policy that the Company’s board of directors had adopted in 2004.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

Not Applicable.

(b)           Pro Forma Financial Information.

Not Applicable.

(c)           Shell Company Transactions.

Not Applicable.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
10.19	Form of amended employment offer letter for executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTNOW TECHNOLOGIES, INC.
(Registrant)

Dated: May 8, 2007	/s/ SUSAN J. CARSTENSEN
Susan J. Carstensen Chief Financial Officer, Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.19	Form of amended employment offer letter for executive officers.